           As filed with the Securities and Exchange Commission on May 14, 1996
                                                   Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                  ------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  ------------------

                               C-CUBE MICROSYSTEMS INC.
                  (Exact name of issuer as specified in its charter)

              DELAWARE                                 77-0192108
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                                 1778 MCCARTHY BLVD.
                                 MILPITAS, CA  95035
                       (Address of principal executive offices)
                  --------------------------------------------------

                               1994 EMPLOYEE STOCK PLAN
                       1994 OUTSIDE DIRECTORS STOCK OPTION PLAN
                          1994 EMPLOYEE STOCK PURCHASE PLAN

                              (Full title of the plans)

                  --------------------------------------------------

                                    JAMES G BURKE
                    VICE PRESIDENT OF FINANCE AND ADMINISTRATION,
                        CHIEF FINANCIAL OFFICER AND SECRETARY
                               C-CUBE MICROSYSTEMS INC.
                                 1778 MCCARTHY BLVD.
                                 MILPITAS, CA  95035
                                    (408) 944-6300
              (Name, address and telephone number of agent for service)

                  --------------------------------------------------

                                       Copy to:
                                 Aaron J. Alter, Esq.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                             Palo Alto, California 94304

                           CALCULATION OF REGISTRATION FEE



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                                                      Proposed
                                                       Maximum           Proposed
                                                      Offering            Maximum          Amount of
  Title of Securities to be       Amount to be         Price            Aggregate        Registration
          Registered                Registered       Per Share(4)     Offering Price(4)       Fee(4)
- --------------------------------------------------------------------------------------------------------
1994 EMPLOYEE STOCK PLAN
Common Stock                       3,551,372 (1)      $ 45.00         $ 159,811,740.00     $ 55,107.50

- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------
1994 OUTSIDE DIRECTORS             250,000 (2)        $ 45.00         $  11,250,000.00      $ 3,879.31
STOCK OPTION PLAN
Common Stock

- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------
1994 EMPLOYEE STOCK                380,000 (3)        $ 45.00          $    380,000.00      $ 5,896.55
PURCHASE PLAN
Common Stock

- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------
AGGREGATE                          4,181,372          $ 45.00         $ 188,161,740.00     $ 64,883.36
Common Stock

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- --------------------------------------------------------------------------------------------------------


(1) A total of 8,006,550 shares have been reserved for issuance under the 1994 Employee Stock Option Plan, 3,551,372 shares of which are being registered hereby.

(2) A total of 450,000 shares have been reserved for issuance under the 1994 Outside Directors Stock Option Plan, 250,000 shares of which are being registered hereby.

(3) A total of 780,000 shares have been reserved for issuance under the 1994 Employee Stock Purchase Plan, 380,000 shares of which are being registered hereby.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on May 7, 1996

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

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 9th day of May, 1996.


                                  C-CUBE MICROSYSTEMS INC.



                                  By: /s/ Alexandre Balkanski
                                      --------------------------------------
                                         Alexandre Balkanski
                                         President, Chief Executive Officer

                              EXHIBIT INDEX and Director


                                                                    Sequentially
Exhibit                                                               Numbered
Number                                                                  Page
- -------                                                             ------------

5.1           Opinion of counsel as to legality of
              securities being registered.

23.1          Consent of Independent Auditors.

23.2          Consent of Counsel (contained in
              Exhibit 5.1)

24.1          Power of Attorney

                                         -4-